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                                                                     EXHIBIT 5.1

                             BASS, BERRY & SIMS PLC
                                Attorneys at Law

                    A PROFESSIONAL LIMITED LIABILITY COMPANY

                AmSouth Center, 315 Deaderick Street, Suite 2700
                         Nashville, Tennessee 37238-3001
                                 (615) 742-6200



                                February 3, 2006

HealthSpring, Inc.
44 Vantage Way
Nashville, TN  37228

Ladies and Gentlemen:

         We are acting as counsel to HealthSpring, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of shares of its Common Stock, par value $0.01 per share (the "Common Stock"), including shares of its Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the "Commission") on October 11, 2005 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Initial Registration Statement"). We have also acted as counsel to the Company in connection with the preparation of the Registration Statement on Form S-1 under Rule 462(b) of the Securities Act of 1933, as amended (the "Rule 462(b) Registration Statement"). The Rule 462(b) Registration Statement relates to the Initial Registration Statement and additional shares of Common Stock that the selling stockholders named in the Initial Registration Statement may sell pursuant to the Rule 462(b) Registration Statement (the "Additional Shares").

         In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Additional Shares, when issued, delivered and paid for as set forth in the Rule 462(b) Registration Statement and Initial Registration Statement, will be validly issued, fully paid and nonassessable.

         Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the 462(b) Registration Statement. We also consent to the reference to our firm in the Rule 462(b) Registration

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NASHVILLE Downtown  KNOXVILLE  MEMPHIS   NASHVILLE Music Row   www.bassberry.com


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Statement under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

         This opinion is furnished to you in connection with the filing of the 462(b) Registration Statement.

                                            Sincerely,


                                            /s/ BASS, BERRY & SIMS PLC




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NASHVILLE Downtown  KNOXVILLE  MEMPHIS   NASHVILLE Music Row   www.bassberry.com